Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated November 22, 2022 in the Registration Statement on Form F-1, under the Securities Act of 1933 with respect to the balance sheets of Earlyworks Co., Ltd. (collectively the “Company”) as of April 30, 2021 and 2022, and the related statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2022, and the related notes included herein.

San Mateo, California December 29, 2022	WWC, P.C. Certified Public Accountants PCAOB ID: 1171